Exhibit 10.9

Rental Agreement

Contract No.: HK-WB-20250715

This contract was entered between Efun Company Limited. (hereinafter referred to as “Party A”) and Ctrl Media Limited (hereinafter referred to as “Party B”) on July 15, 2025 , for Unit F, 12/F, Kaiser Estate, No. 41, Man Yue Street, Kowloon, Hong Kong (hereinafter referred to as the “Property”) for rent sharing, both parties agree to abide by the following terms and conditions:

1. Rent and others

1.1 Rent The monthly rent of the property is HK$46,000, and Party B shall share HK$ 34,000.

1.2 Others Apart from the monthly rent of HK$ 12,000, Party A does not need to pay any other expenses (including but not limited to water, electricity and other expenses) for the property, and Party B shall bear all other expenses.

2. Settlement

Party A should issue the invoice for the rent sharing of the previous month before the 5th of the next month, and Party B shall pay the rent to Party A before the 20th. During the rent-free period, Party A does not need to share the rent.

 2.2 Party A’s receiving account:

Account name: EFUN COMPANY LIMITED

Bank: Bank of China (Hong Kong) Limited

Bank Address: 11F, Tower B, Regent Centre,

63 Wo Yi Hop Road, Kwai Chung,

Hong Kong

3. Contract Period

This contract is valid from July 16, 2025 to July 15, 2027 (both days inclusive) , If the lease contract between Party A and the owner is terminated in advance, this contract will be terminated automatically.

4. Liability for breach of contract

During the contract period, both parties must abide by the contract. If any party violates the provisions of this contract, it must pay the other party pay 2% of the annual rent according to the respective year as liquidated damages.

5. Dispute Resolution

All disputes arising from the execution of this contract or related to this contract shall be settled by both parties through friendly negotiation first. If the negotiation fails, the dispute shall be submitted to the arbitration of the institution administered by Guangzhou Arbitration Commission and finally resolved in accordance with the arbitration rules in effect at the time of submitting the arbitration notice. The law applicable to this arbitration clause shall be the laws of the People’s Republic of China, the place of arbitration shall be Guangzhou, and the number of arbitrators shall be one. The arbitration proceedings shall be conducted in Chinese. The arbitration is final and has statutory enforcement effect. If the statutory conditions are not met, both parties to the contract must faithfully perform.

6. Other

This contract consists of 2 pages, and it will take effect from the date of signing the first page. In duplicate, each party holds one copy, with equal legal validity. (no text below)

(This page is the signature page (Contract No.: HK-WB-20250715)

[Company Seal Applied]	[Company Seal Applied]

Party A (signature) :	Party B (signature) :

Efun Company Limited	Ctrl Media Limited